1

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2003


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


                   0-10394                            91-0864123
          (Commission File Number)       (IRS Employer Identification No.)


       10525 Willows Road N.E., Redmond, WA                      98073-9746
       (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 4 Pages

Items 9 and 12. Regulation FD Disclosure

A copy of a press release made on April 18, 2003 entitled "Data I/O reports first quarter profits" follows:


Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax: (425) 881-6856

For information please contact:

Joel Hatlen                                               Fred Hume
VP Finance/CFO                                            President/CEO
425/881-6444                                              425/881-6444

                     DATA I/O REPORTS FIRST QUARTER PROFITS

Redmond, Washington (April 18, 2003) -- Data I/O(R) Corporation (NASDAQ: DAIO) today announced a net income for the first quarter of 2003 of $317,000, or $0.04 per share, compared to a net loss of $1.2 million, or ($0.15) per share, for the first quarter of 2002. Revenues for the first quarter of 2003 were $6.2 million, compared to $5.4 million for the first quarter of 2002, an increase of 14%.

Gross margins increased in dollars and as a percentage of sales for the first quarter of 2003 compared with the same period of 2002, primarily due to the increased sales volume and reduced costs resulting from the Company's restructuring actions taken during the last year and unfavorable inventory reserves recorded in 2002. The first quarter of 2003 included a reversal of previously accrued restructuring charges of $27,000.

"I am pleased to report Data I/O's return to profitability for a second consecutive quarter. The Company remains in a strong financial position with a cash and short-term investment position of $6 million and no debt at the end of the first quarter. I am especially pleased that the Company has been able to increase its market share against its competition," stated Fred Hume, President and CEO. "The Company introduced important new products at the APEX trade show earlier this month including a version of ProLINE-RoadRunner to support the Panasonic Panasert placement machines, and microcontroller support on ProLINE FlashCORE programming systems."

Second Quarter 2003 Forward-Looking Statement: Management is committed to long-term profitable growth and has reason to believe that the financial results for the current quarter will be generally in line with the previous quarter. However, there are economic and political forces affecting the Company's customers that could impact the Company's financial performance. For this reason, the Company has decided not to provide specific earnings guidance.

Web-Cast Conference Call: The Company has scheduled a conference call for Wednesday, April 23, 2003 at 1:30 p.m. Pacific Time regarding its first quarter results and a business update for the second quarter that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.data-io.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, breakeven operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.data-io.com.

                                       ###

                                                 DATA I/O CORPORATION
                                          COMPARATIVE STATEMENTS OF EARNINGS
                                         (in thousands except per share data)


                                                                   First Quarter
                                                        ------------ ------------- ---------
                                                                                   Percent
                                                        3/31/2003    3/31/2002     Change
                                                        ------------ ------------- ---------
Net sales                                                 $6,155      $ 5,389         14.2%
Gross margin                                               3,437        2,503         37.3%
Gross margin as percent of sales                           55.8%        46.4%          9.4%
Operating expenses:
Research & development                                     1,161        1,308        -32.5%
Selling, general and administrative                        1,928        2,295        -23.4%
                                                        ------------ -------------
Operating income (loss)                                      375       (1,100)
Non-operating income (expense):
Interest, net                                                 29           23
Foreign currency exchange                                    (76)         (55)
                                                        ------------ -------------
Income (loss) before taxes                                   328       (1,132)

Income tax expense                                            11           23
                                                        ------------ -------------
Net income (loss)                                           $317      $(1,155)

Diluted earnings per share                                 $0.04       $(0.15)

Diluted weighted average shares outstanding                7,847        7,649



                                                   CONDENSED BALANCE SHEET
                                                        (in thousands)

                                                                  3/31/03     12/31/02
                                                                ------------ ------------
Cash and cash equivalents                                         $ 5,645      $ 4,383
Short-term investments                                                339        1,076
Accounts receivable, net                                            4,675        4,328
Inventories                                                         4,383        4,476
Current deferred tax asset and other assets                           236          509
Property, plant and equipment, net                                  1,196        1,508
Other long-term assets, net                                            67           87
                                                                ------------ ------------
         Total assets                                             $16,541      $16,367
                                                                ============ ============

Current liabilities, excluding current portion
of funded debt                                                   $  5,469      $ 5,647
Total funded debt                                                       -            -
Deferred gain on sale of property                                   1,353        1,435
Shareholders' equity                                                9,719        9,285
                                                                ------------ ------------
         Total liabilities and shareholders' equity               $16,541      $16,367
                                                                ============ ============


SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


April 18, 2003                      By /s/Frederick R. Hume
                                       --------------------
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer



                                    By /s/Joel S. Hatlen
                                       -----------------
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer